UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 10, 2011

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AURUM, INC.
(Exact name of registrant as specified in its charter)

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Delaware	333-156056	26-3439890
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

580 St. Kilda Road - Level 8, Melbourne, Victoria, Australia  3004
(Address of principal executive offices) (Zip Code)

61-3-8532-2800
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 10, 2010, Aurum Resources Pty Ltd, a 100% owned subsidiary of Aurum, Inc, entered into the Century Thrust Management and Shareholders Agreement (“the Agreement”) with, inter alia, Argonaut Overseas Investments Ltd (“AOI”). The effectiveness of the Agreement was subject to a condition subsequent that was satisfied as of February 10, 2011.

ARL is the 100% beneficial holder of exploration mineral rights in the 223 square kilometer (55,105 acres) Century Thrust Tenement (“the Century Tenement”) pursuant to the Mineral Reconnaissance and Exploration Agreement granted by the Government of the Lao People’s Democratic Republic on 22 September 2004 and renewed for a further 3 years commencing on 22 February 2010.  Figure 1 below shows the ownership of ARL.

Figure 1

Under the Agreement, Aurum has the right to earn a 51% interest in ARL by sole funding exploration costs on the Century Tenement in the total sum of US$6.5 million within 5 years (“Earn-In Period”). The mechanism for earning this 51% interest is by Aurum earning a 72.86% interest in AOI. The Earn-In Period includes a 12 month period of initial assessment. Aurum will be manager of AOI and the Century Tenement throughout the Earn-In Period. Aurum has been issued with an initial 1% interest in AOI.

On February 10, 2011, Aurum entered into a Deed of Agreement with all of the shareholders of LIMO, whereby the LIMO shareholders agreed to cause LIMO to grant Aurum an option (the Option) to purchase LIMO’s 20% interest in ARL and thus the Century Tenement.

The terms of the Option give Aurum the right to acquire LIMO’s 20% interest in ARL by the payment of an option fee of US$405,000 (the “Option Fee”) as follows:

•	US$135,000 within 7 days;
•	US$135,000 within 60 days; and
•	US$135,000 within 120 days – of the signing of the option agreement.

Aurum may exercise the option by paying US$1,350,000 less the Option Fee within 180 days of the signing of the option agreement. At settlement, Aurum can also elect to acquire the entire issued share capital in LIMO in addition to LIMO’s 20% interest in ARL to secure against any potential problems or delays in obtaining necessary approval from the Government of the Lao Peoples Democratic Republic of the transfer of LIMO’s ARL shares to Aurum.
By the Agreement and the Option, Aurum has the ability to become the 71% beneficial owner of the rights associated with the Century Tenement.

The descriptions of the Agreements that are contained in this Form 8-K is qualified in its entirety to the text of the actual agreements that are filed as an exhibit hereto.

Item 7.01	Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

PRESS RELEASE
FOR IMMEDIATE RELEASE

AURUM SIGNS AGREEMENT FOR THE CENTURY GOLD PROJECT

Melbourne, Australia - January 25, 2011 - Aurum, Inc (“Aurum”) (AURM:OTCBB) is pleased to announce that it has entered into an agreement with Argonaut Resources NL, an Australian listed corporation (“Argonaut”), to earn a 51% interest in Argonaut's 70% held Century Concession (“Century”) in western Laos.

Argonaut, through a wholly owned subsidiary, holds a 70% interest in Argonaut Resources (Laos) Co. Ltd. (“ARL”) which holds a 100% interest in the 223 square kilometer (55,105 acres) Century concession in Laos.

Under the terms of the agreement, Aurum will be appointed the manager of the Century Thrust Joint Venture Agreement (“JVA”) which currently exists between Argonaut and two other parties, and will have the right to earn a 51% beneficial interest in the Century concession.   In order to acquire this interest, Aurum must spend US$6.5 million on exploration within five years.  The five year period includes an initial one year assessment period. Aurum is also in negotiations for the purchase of the 30% interest in the concession not held by Argonaut which is held by the two other parties. The agreement between Aurum and Argonaut is subject to the completion of a condition subsequent.

Century is located approximately 150 km north west of the capital city Vientiane on the highly prospective Loei-Luang Prabang fold belt, a prominent, regionally mineralized belt, which stretches from Thailand in the south, to Laos in the north (See Figure 1).

Century is an advanced stage exploration project with four priority areas ‘drill-ready’ for early resource definition drilling. Numerous extremely encouraging high grade gold intersections, which have been previously reported1, are ready for immediate follow up. A valuable, high quality geological database has been collected from multiple previous exploration programs involving soil sampling, pan concentrate sampling, stream sediment sampling, rock-chip sampling, topographic surveying, geological mapping, trenching, and drilling. The four priority prospects will be the focus of the upcoming drilling program in Aurum’s first field season. Aurum has planned an aggressive drilling program for the current dry season which will focus on defining the potential gold resources surrounding the numerous gold intercepts previously discovered1. The projects all benefit from pre-existing infrastructure including access tracks, drill pads and exploration camps which greatly reduce the cost and time involved with beginning Aurum’s planned exploration program.

A full review and validation of the geological database is currently underway and a detailed overview of previous gold intersections for the Century project will be reported in the coming weeks.

Recognition of the potential size of the resource endowment contained in the Loei-Luang Prabang belt is growing due to the recent history of major discoveries and mining developments.  On the Thailand side of the belt several prominent and highly profitable mining operations and feasibility stage projects are currently underway, including Kingsgate Consolidated's Ltd expanding Chatree gold mine (~5Moz’s Au) and PanAust Ltd’s Puthep Cu-Au deposit (0.9Mt Cu, 0.5Moz’s Au) (See Figure 1).   On the  Laos side, PanAust Ltd has two active mining operations,  Phu Kham Cu-Au mine (1Mt Cu, 1.6Moz’s Au) and Ban Houayxai Au mine (1.6Moz’s Au, 11Moz’s Ag), and an impressive portfolio of advanced stage exploration/resource projects.  In addition to these major projects, there are numerous mineral occurrences with small scale mining operations all along the Loei-Luang Prabang belt.  This list of significant resource and mine developments coupled with the highly underexplored nature of Laos highlights the exciting mineral potential of this region.

Aurum is well established in Laos with administrative offices, government/community contacts, and technical expertise.   An intimate knowledge of the mineral potential and operational environment is founded in the personal background and experience of the core members of the Company’s management and technical teams who have worked and lived in the country for many years.  The Company is encouraged by the progress made thus far as it continues to be aggressively engaged in regional exploration with the aim of acquiring a portfolio of highly prospective concession areas.

The Century Concession earn-in agreement is an important development for Aurum providing the Company with a high quality initial project which has great potential for becoming a gold producing asset. The agreement also gives Aurum a solid operational foothold in the country, which is a critical first step in realizing the Company’s long term growth plans to become a significant explorer and miner in Laos.

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Joseph Gutnick	General Manager Business
Chief Executive Officer	New York Office
Aurum, Inc.	Aurum, Inc.
Tel: +011 613 8532 2800	Tel: (212) 223 0018
Fax: +011 613 8532 2805	Fax: (212) 223 1169
E-mail: josephg@axisc.com.au	E-mail: mordig@axisc.com.au

1 http://www.argonautresources.com//media/ASX_Houai_Khouay_10Feb09.pdf
http://www.argonautresources.com//media/Houai_Khouay_100708.pdf
http://www.argonautresources.com//media/ASX_ConfirmsTrenchResults_17Jan07.pdf
http://www.argonautresources.com//media/ASX_ExplorationUpdate_7Jun06.pdf
http://www.argonautresources.com//media/ASX_SolidprogressgolddiscoveryatCentury_28Apr06.pdf
http://www.argonautresources.com//media/ASX_GoldSurfaceIntersectionsKhokhe_14Mar06.pdf

Item 9.01               Financial Statements and Exhibits

Exhibit 99.1: Exhibit 99.2: Exhibit 99.3:
Press Release dated January 25, 2011.

Press Release dated February 22, 2011.

Century Thrust Management and Shareholders Agreement between Argonaut Resources Overseas Investments Ltd, Argonaut Overseas Investments Ltd and Aurum Resources Pty Ltd dated December 10, 2010.

Exhibit 99.4	Deed of Agreement between Aurum Resources Pty Ltd, Liliphone Laty, Toulaxay Vorachit and Ted Dorothgeos Tzovaras dated February 10, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURUM, INC.

	By:	/s/ Peter Lee
Name: Peter Lee
Title: CFO & Secretary

Date: February 22, 2011